Riverbed Technology, Inc.

2006 Director Option Plan

(As Amended and Restated May 16, 2013)

i

Riverbed Technology, Inc.
2006 Director Option Plan

ARTICLE 1.	INTRODUCTION

The Board adopted the Plan to be effective at the IPO and amended and restated the Plan to reflect the 2 for 1 stock split in 2010, and further amended and restated the Plan on May 19, 2011. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Non-Employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors with exceptional qualifications and (c) linking Non-Employee Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for automatic and non-discretionary grants of Options to Non-Employee Directors. The Board suspended the automatic and non-discretionary grants of Options to Non-Employee Directors under Section 4.2 hereunder effective as of May 16, 2013.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.	ADMINISTRATION.

2.1Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a)Any listing standards prescribed by the principal securities market on which the Company's equity securities are traded;

(b)Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c)Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b‑3 (or its successor) under the Exchange Act; and

(d)Any other requirements imposed by applicable law, regulations or rules.

2.2    Committee Responsibilities. The Committee shall interpret the Plan and make all decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS.

3.1Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 1,000,000 plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The number of Common Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 6.

3.2Annual Increase in Shares. As of the first day of each fiscal year of the Company, commencing on January 1, 2007, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by 500,000 Common Shares.

3.3Shares Returned to Reserve. If Options are forfeited or terminate for any other reason before being exercised, then the Common Shares subject to such Options shall again become available for issuance under the Plan.

ARTICLE 4.	AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

4.1Eligibility. Only Non-Employee Directors shall be eligible for the grant of Options under the Plan.

4.2Initial Grants. Upon such time, if any, that the Board lifts the suspension of this Section 4.2 that was effective May 16, 2013, each Non-Employee Director who first becomes a member of the Board shall receive a one-time grant of an Option covering 30,000 Common Shares. Such Option(s) shall be granted on the date such Non-Employee Director first joins the Board. Subject to the Non-Employee Director's continuing Service, Options granted under this Section 4.2 shall become exercisable in equal monthly installments over the 36-month period commencing on the date of grant. A Non-Employee Director who previously was an Employee shall not receive a grant under this Section 4.2.

4.3Accelerated Exercisability. All Options granted to a Non-Employee Director under this Article 4 shall also become exercisable in full in the event that the Company is subject to a Change in Control before such Non-Employee Director's Service terminates. Acceleration of exercisability may also be required by Section 6.3.

4.4Exercise Price. The Exercise Price under all Options granted to a Non Employee Director under this Article 4 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Article 5.

4.5Term. All Options granted to a Non-Employee Director under this Article 4 shall terminate on the earliest of (a) the 10th anniversary of the date of grant or (b) the date 12 months after the termination of such Non-Employee Director's Service for any reason.

4.6Affiliates of Non-Employee Directors. The Committee may provide that the Options that otherwise would be granted to a Non-Employee Director under this Article 4 shall instead be granted to an affiliate of such Non-Employee Director. Such affiliate shall then be deemed to be a Non-Employee Director for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to the Options shall be applied with regard to the Service of the Non-Employee Director.

4.7Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.

ARTICLE 5.	PAYMENT FOR OPTION SHARES.

5.1General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 5. However, the Optionee may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

5.2Surrender of Stock. With the Committee's consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date the new Common Shares are purchased under the Plan.

5.3Exercise/Sale. With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

5.4Other Forms of Payment. With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 6.	PROTECTION AGAINST DILUTION.

6.1Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)The number of Options available for future grants under Article 3;

(b)The number of Common Shares covered by each outstanding Option;
or

(c)The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 6, an Optionee shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

6.2Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

6.3Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a)The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(b)The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with section 424(a) of the Code (even though such Options are not ISOs).

(c)The substitution by the surviving corporation or its parent of new ptions for such outstanding Options in a manner that complies with section 424(a) of the Code (even though such Options are not ISOs).

(d)Full exercisability of such outstanding Options and full vesting of the Common Shares subject to such Options, followed by the cancellation of such Options. The full exercisability of such Options and full vesting of the Common Shares subject to such Options may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such merger or consolidation.

(e)The cancellation of such outstanding Options and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options (whether or not such Options are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee's continuing Service, provided that the vesting schedule shall not be less favorable to the Optionees than the schedule under which such Options would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options exceeds the Fair Market Value of such Common Shares, then such Options may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 7.	LIMITATION ON RIGHTS.

7.1Stockholders' Rights. A Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

7.2Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

7.3Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

ARTICLE 8.	FUTURE OF THE PLAN.

8.1Term of the Plan. The Plan, as set forth herein, shall become effective on th date of the IPO. The Plan shall remain in effect until the earlier of (a) the date the Plan is terminated under Section 8.2 or (b) the 10th anniversary of the date the Board adopted the Plan.

8.2Amendment or Termination. The Board may, at any time and for any reason amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 9.	DEFINITIONS.

9.1“Board” means the Company's Board of Directors, as constituted from time to time.

9.2“Audit Committee” means the Audit Committee of the Board.

9.3“Change in Control” means:

(a)The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)The sale, transfer or other disposition of all or substantially all of the Company's assets;

(c)A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

i.Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

ii.Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.
9.4“Code” means the Internal Revenue Code of 1986, as amended.

9.5“Committee” means a committee of the Board, as described in Article 2.

9.6“Common Share” means one share of the common stock of the Company.

9.7“Company” means Riverbed Technology, Inc., a Delaware corporation.

9.8“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor.

9.9“Employee” means a common‑law employee of the Company, a Parent or a Subsidiary.

9.10“Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.11“Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

9.12“Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

9.13“IPO” means the initial public offering of the Company's Common Shares.

9.14“Non-Employee Director” means a member of the Board who is not an Employee.

9.15“Option” means an option granted under the Plan and entitling the holder to purchase Common Shares. Options do not qualify as incentive stock options described in section 422(b) of the Code.

9.16“Optionee” means an individual or estate that holds an Option.

9.17“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

9.18“Plan” means this Riverbed Technology, Inc. 2006 Director Option Plan, as amended from time to time.

9.19“Service” means service as a Non-Employee Director.

9.20“Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

9.21“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.